                                                                    EXHIBIT 10.1

                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         This Amendment, dated as of September 26, 1996, by and between JP Foodservice, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent"), amends that certain Rights Agreement, dated as of February 19, 1996 (as heretofore amended, the "Rights Agreement"), between the Company and the Rights Agent.

                                    RECITALS

         WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company and its stockholders that certain institutional investors be permitted to hold in excess of 10%, but in no case more than 15%, of the outstanding shares of common stock of the Company (the "Common Stock"); and

         WHEREAS, under the Rights Agreement, an institutional investor acquiring in excess of 10% of the outstanding shares of the Common Stock could suffer certain adverse consequences provided for therein;

         WHEREAS, the Board of Directors has determined it to be in the best interests of the Company and its stockholders that the Rights Agreement be amended, in accordance with its terms, to permit certain institutional investors to acquire in excess of 10%, but in no event in excess of 15%, of the outstanding shares of the Common Stock;

         NOW, THEREFORE, the parties hereto agree to amend the Rights Agreement as follows:

         1. Section 1(a) is hereby amended by adding to the end thereof the following sentence:

         "With respect to any Person that is a 13G Eligible Person, each reference to "10%" in this paragraph (a) shall deemed to be a reference to "15%."

         2. Section 1 is hereby supplemented by adding a new paragraph (r) thereto as follows:

                 "(r) "13G Eligible Person" shall mean any Person who is eligible to report its beneficial ownership of (or will or would be eligible upon acquisition of) equity securities of the Company (including Common Shares) on Schedule 13G under the Exchange Act and, without limiting the foregoing, with respect to whom clause (i) of paragraph (b)(1) of Rule 13d-1 under the Exchange Act is true and correct."

         3. Section 3(a) is hereby amended by adding immediately after the phrase "Common Shares aggregating 10%" therein the following parenthetical:

         "(or 15%, in the case of a 13G Eligible Person)"

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first written above.

                                  JP FOODSERVICE, INC.

                                  By: /s/ DAVID M. ABRAMSON
                                      -----------------------------------------
                                      David M. Abramson
                                      Senior Vice President and
                                       General Counsel

                                  THE BANK OF NEW YORK


                                  By: /s/ RALPH CHIANESE
                                      -----------------------------------------
                                      Name: Ralph Chianese
                                      Title: Vice President